UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2017

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2017, Netlist, Inc. (the “Company”) entered into a rights agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent. In connection with the adoption of the Rights Agreement and pursuant to its terms, the Company’s Board of Directors (the “Board”) authorized and declared a dividend of one right (each, a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), to stockholders of record at the close of business on May 18, 2017 (the “Record Date”), and authorized the issuance of one Right for each share of Common Stock issued by the Company (except as otherwise provided in the Rights Agreement) between the Record Date and the Distribution Date (as defined below).

Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company, when exercisable and subject to adjustment, one unit consisting of one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a purchase price of $6.56 per Unit, subject to adjustment.  The Rights may have certain anti-takeover effects, as they may cause substantial dilution to any person or group that attempts to acquire the Company or a significant ownership position in the Company without the approval of the Board.  As a result, the overall effect of the Rights may be to make it more difficult to complete a merger, tender offer or other business combination or acquisition of the Company or its Common Stock that is not supported by the Board.

The terms of the Rights and a description thereof are set forth in the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference. The following is a summary of the material terms of the Rights and the Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement:

Certificates; Distribution Date.  Initially, the Rights will attach to all certificates representing outstanding shares of Common Stock, and no separate certificates evidencing the Rights (“Rights Certificates”) will be distributed.  Subject to the provisions of the Rights Agreement, including certain exceptions specified therein, the Rights will separate from the Common Stock and a distribution date for the Rights (the “Distribution Date”) will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Common Stock (the date of such public announcement, the “Stock Acquisition Date”), and (ii) 10 business days (or such later date as may be determined by the Board) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

An “Acquiring Person” does not include certain persons specified in the Rights Agreement, including, subject to certain exceptions as described in the Rights Agreement, Mr. Chun K. Hong, our President, Chief Executive Officer and Chairman of the Board, together with his affiliates and associates.

Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book-entry accounts) and will be transferred with and only with such Common Stock certificates, (ii) new Company Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing outstanding shares of Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

The Rights are not exercisable until the Distribution Date and, unless earlier redeemed or exchanged by the Company as described below, will expire on the earlier of (i) the close of business on April 17, 2018, the first anniversary of the adoption of the Rights Agreement, and (ii) any settlement, adjudication, dismissal with prejudice, abandonment by the Company or other conclusive and final resolution of the Company’s legal proceedings for patent infringement filed on September 1, 2016 against SK hynix Inc. in the U.S. International Trade Commission and the U.S. District Court for the Central District of California.  Under certain circumstances, as provided in the Rights Agreement, the exercisability of the Rights may be suspended.  In no event, however, will the Rights be exercisable prior to the expiration of the period in which the Rights may be redeemed pursuant to the terms of the Rights Agreement.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of Common Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights.

Flip-In.  If a person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock or, at the option of the Company, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right.  The exercise price is the purchase price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the date a person becomes an Acquiring Person.  Notwithstanding any of the foregoing, following the date a person becomes an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any of them) will be null and void.

Flip-Over.  If, at any time following the date that any person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person merges with the Company and all or part of the outstanding shares of Common Stock are converted or exchanged for securities, cash or property of the Company or any other person or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

Redemption.  At any time until 10 business days following the Stock Acquisition Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events). Such price shall be payable, at the election of the Board, in cash, shares of Common Stock or other consideration considered appropriate by the Board.  Immediately upon the action of the Board ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Exchange.  The Company may, at any time after a person becomes an Acquiring Person and until any person acquires 50% or more of the outstanding Common Stock or the occurrence of a Flip-Over event as described above, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that shall have become null and void) for Units of Preferred Stock or shares of Common Stock pursuant to a one-for-one exchange ratio, subject to adjustment.

No Stockholder Rights; Taxation.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration) or for common stock of an acquiring company or in the event of the redemption of Rights as described above.

Amendment.  Any of the provisions of the Rights Agreement may be amended without the approval of the holders of the Rights or the Common Stock at any time prior to the Distribution Date.  After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that no amendment shall be made to lengthen (i) the time period governing redemption at such time as the Rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Item 3.03.                                        Material Modification of Rights of Security Holders.

The information set forth under Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) setting forth the rights, preferences and limitations of the Preferred Stock. The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on April 17, 2017.

The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference. The following is a summary of the material rights, preferences and limitations of the Preferred Stock, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation:

Redemption of Units.  The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable.

Dividends.  Each Unit of Preferred Stock will have a minimum preferential quarterly dividend of $0.01 per Unit or any higher per share dividend declared on the Common Stock.

Liquidation Payment.  In the event of liquidation, the holder of a Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of Common Stock.

Voting Rights.  Each Unit of Preferred Stock will have one vote, voting together with the Common Stock.

Merger, Consolidation or Other Transaction.  In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Common Stock.

Anti-Dilution Protections.  The rights of holders of the Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution adjustment provisions.

Economic Value.  The economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Common Stock.

Item 8.01.                                        Other Events.

On April 17, 2017, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the Rights dividend.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
3.1	Certificate of Designation of the Series A Preferred Stock of the Company.
4.1	Rights Agreement, dated as of April 17, 2017, by and between the Company and Computershare Trust Company, N.A., as rights agent.
99.1	Press Release dated April 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: April 17, 2017	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary